                                                                    Exhibit 9.22

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                              THIRD AMENDMENT AGREEMENT

                              DATED AS OF APRIL 8, 1998


                                        AMONG


                           NICHOLAS-APPLEGATE MUTUAL FUNDS

                               ON BEHALF OF EACH SERIES
                               OF SHARES NAMED HEREIN,


                                         AND


                               THE CHASE MANHATTAN BANK


                                         AND


                               THE LENDERS NAMED HEREIN

                               ------------------------


                  TO THE CREDIT AGREEMENT DATED AS OF APRIL 10, 1996

                             ----------------------------




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THIS THIRD AMENDMENT AGREEMENT, dated as of April 8, 1998 (this "THIRD AMENDMENT"), among Nicholas-Applegate Mutual Funds, a Delaware business trust (the "FUND"), on behalf of itself and each series of shares of the Fund listed on SCHEDULE I hereto as revised from time to time (collectively, all such series, the "BORROWERS" and each series individually, a "BORROWER"), the banks and other financial institutions (the "LENDERS") from time to time parties to the Agreement (as hereinafter defined) and The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), to the Credit Agreement, dated as of April 10, 1996 among all of such parties, as amended by the First Amendment, dated as of April 9, 1997, and the Second Amendment, dated as of February 25, 1998 (the "AGREEMENT");

                                W I T N E S S E T H :

          WHEREAS, the Fund on behalf of the Borrowers has requested the Lenders to amend the Agreement as of April 8, 1998 (the "THIRD AMENDMENT EFFECTIVE DATE") in order to extend the period during which loans are made under the Agreement;

          WHEREAS, the Fund in undergoing a Proposed Reorganization (as defined in the Second Amendment to the Agreement), pursuant to which Schedule I will be revised to reflect such Proposed Reorganization;


          WHEREAS, the Fund desires, and each Lender and the Administrative Agent are willing, on the terms and conditions set forth below, to modify certain terms of the Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used herein and not defined herein shall have the meanings specified in the Agreement.

     SECTION 2.     AMENDMENTS TO THE AGREEMENT; NOTICE OF ADDRESS.

     (A) The definition of "Termination Date" contained in Section 1.1 (Defined Terms) of the Agreement is hereby amended and restated to read in its entirety as follows:

          "TERMINATION DATE": the date which is 364 days following the Third Amendment Effective Date, or such earlier date on which the Commitments shall terminate as provided herein.

     (B) Section 1.1 (Defined Terms) of the Agreement is hereby amended by adding the following definition in the proper alphabetical order:

          "'THIRD AMENDMENT EFFECTIVE DATE': April 8, 1998."


     (C) Schedule I to the Agreement shall reflect, prior to and on the effectiveness of the Proposed Reorganization, Schedule I to this Third Amendment as stated therein.

     SECTION 3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:

     (A) The parties hereto shall have duly executed and delivered this Third Amendment.

     (B) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Fund dated as of the Third Amendment Effective Date, certifying (i) that attached thereto are true and complete copies of the resolutions of the board of trustees of the Fund authorizing the execution, delivery and performance by the Fund of this Third Amendment and borrowing under the Agreement as amended hereby, (ii) that said resolutions are all of the resolutions adopted by the board of trustees of the Fund in connection with the transactions contemplated hereby and are in full force and effect without modification as of such date, (iii) that the Fund's By-laws either are attached to such certificate, or to the extent not attached have not been amended since the Closing Date, (iv) that its charter or certificate, as the case may be, either is attached to such certificate or to the extent not attached has not been amended since the Closing Date, and (v) as to the incumbency and signatures of each of its officers executing this Third Amendment and any other documents to which it is a party.

     (C) The Administrative Agent shall have received from the Borrowers the fees and expense reimbursements referred to under Section 6 hereof.

     (D) The Administrative Agent shall have received such other documents, opinions, approvals or appraisals as the Administrative Agent may reasonably request.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and Administrative Agent to enter into this Third Amendment, the Fund hereby represents and warrants to the Administrative Agent, on behalf of itself and on behalf of each Borrower: (i) the representations and warranties contained in the Agreement are true and correct on and as of the Third Amendment Effective Date as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Agreement, (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by the Fund and each Borrower, of this Third Amendment or the Agreement (as amended by this

Third Amendment), (iii) that the Fund has full power, right and legal authority to execute, deliver and perform its obligations under this Third Amendment; (iv) that the Fund has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations, and the obligations of each Borrower, under this Third Amendment, including, without limitation, receiving the approval of the majority of non-interested members of the board of trustees of the Fund as to entering into the transactions contemplated by this Third Amendment; and (v) that this Third Amendment constitutes a legal, valid and binding obligation of the Fund and each Borrower enforceable against the Fund and each Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 5. REFERENCE TO AND EFFECT ON THE DOCUMENTS. Each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement and all such related documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by the Fund, on behalf of itself and on behalf of each Borrower.

     SECTION 6. FEES AND EXPENSES. The Borrowers agree severally to pay or reimburse the Administrative Agent, as stated in Section 9.5 of the Agreement (as amended hereby), for its reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and any other instruments and documents to be delivered hereunder.

     SECTION 7. GOVERNING LAW. This Third Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard to its conflict of laws principles.

     SECTION 8. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Third Amendment by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   NICHOLAS-APPLEGATE MUTUAL FUNDS,
                                   for itself and on behalf of each Borrower


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and as a Lender


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   UNION BANK OF CALIFORNIA, N.A., as
                                     Lender


                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   AUSTRALIA AND NEW ZEALAND BANKING
                                      GROUP LIMITED, as Lender


                                   By:
                                      --------------------------------
                                      Name:

                                      Title:

          SCHEDULE I (PRIOR TO EFFECTIVENESS OF THE PROPOSED REORGANIZATION)

                                      BORROWERS


Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund
Nicholas-Applegate Global Growth and Income Institutional Portfolio
  (to be known as Nicholas-Applegate Global Growth and Income Fund)

Nicholas-Applegate Emerging Growth Portfolio A
Nicholas-Applegate Emerging Growth Portfolio B
Nicholas-Applegate Emerging Growth Portfolio C
Nicholas-Applegate Emerging Growth Institutional Portfolio
Nicholas-Applegate Emerging Growth Qualified Portfolio

Nicholas-Applegate Core Growth Portfolio A
Nicholas-Applegate Core Growth Portfolio B
Nicholas-Applegate Core Growth Portfolio C
Nicholas-Applegate Core Growth Institutional Portfolio
Nicholas-Applegate Core Growth Qualified Portfolio

Nicholas-Applegate Worldwide Growth Portfolio A
Nicholas-Applegate Worldwide Growth Portfolio B
Nicholas-Applegate Worldwide Growth Portfolio C
Nicholas-Applegate Worldwide Growth Institutional Portfolio
Nicholas-Applegate Worldwide Growth Qualified Portfolio

Nicholas-Applegate Income & Growth Portfolio A
Nicholas-Applegate Income & Growth Portfolio B
Nicholas-Applegate Income & Growth Portfolio C
Nicholas-Applegate Income & Growth Institutional Portfolio
Nicholas-Applegate Income & Growth Qualified Portfolio

Nicholas-Applegate Balanced Growth Portfolio A
Nicholas-Applegate Balanced Growth Portfolio B
Nicholas-Applegate Balanced Growth Portfolio C
Nicholas-Applegate Balanced Growth Institutional Portfolio
Nicholas-Applegate Balanced Growth Qualified Portfolio

Nicholas-Applegate Emerging Countries Portfolio A
Nicholas-Applegate Emerging Countries Portfolio B
Nicholas-Applegate Emerging Countries Portfolio C
Nicholas-Applegate Emerging Countries Institutional Portfolio
Nicholas-Applegate Emerging Countries Qualified Portfolio

Nicholas-Applegate Government Income Portfolio A
Nicholas-Applegate Government Income Portfolio B
Nicholas-Applegate Government Income Portfolio C
Nicholas-Applegate Government Income Qualified Portfolio


Nicholas-Applegate International Growth Portfolio A
Nicholas-Applegate International Growth Portfolio B
Nicholas-Applegate International Growth Portfolio C
Nicholas-Applegate International Growth Institutional Portfolio
Nicholas-Applegate International Growth Qualified Portfolio

Nicholas-Applegate Short-Intermediate Institutional Fixed Income Portfolio

Nicholas-Applegate Fully Discretionary Institutional Fixed Income Portfolio

Nicholas-Applegate Mini Cap Growth Institutional Portfolio

Nicholas-Applegate High Yield Institutional Portfolio

Nicholas-Applegate Strategic Income Institutional Portfolio

Nicholas-Applegate Value Institutional Portfolio

Nicholas-Applegate International Core Growth A
Nicholas-Applegate International Core Growth B
Nicholas-Applegate International Core Growth C
Nicholas-Applegate International Core Growth Institutional Portfolio Nicholas-Applegate International Core Growth Qualified Portfolio

Nicholas-Applegate Large Cap Institutional Portfolio

  SCHEDULE I (ON AND FOLLOWING THE EFFECTIVENESS OF THE PROPOSED REORGANIZATION)

                                      BORROWERS

Nicholas-Applegate Emerging Growth Fund

Nicholas-Applegate Core Growth Fund

Nicholas-Applegate Worldwide Growth Fund

Nicholas-Applegate Income & Growth Fund

Nicholas-Applegate Balanced Growth Fund

Nicholas-Applegate Emerging Countries Fund

Nicholas-Applegate International Growth Fund

Nicholas-Applegate Short-Intermediate Fixed Income Fund

Nicholas-Applegate Fully Discretionary Fixed Income Fund

Nicholas-Applegate Mini Cap Growth Fund

Nicholas-Applegate High Yield Bond Fund

Nicholas-Applegate Strategic Income Fund

Nicholas-Applegate Value Fund

Nicholas-Applegate International Small Cap Growth Fund

Nicholas-Applegate Large Cap Growth Fund

Nicholas-Applegate Global Growth and Income Fund

Nicholas-Applegate Global Blue Chip Fund

Nicholas-Applegate Emerging Markets Bond Fund